UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 30, 2026

Corteva, Inc.
EIDP, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38710	82-4979096
Delaware	001-00815	51-0014090
(State or other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9330 Zionsville Road, Indianapolis, Indiana		46268
974 Centre Road, Wilmington, Delaware		19805
(Address of principal executive offices)		(Zip Code)
(833)
267-8382
(Registrant’s telephone number, including area code)

Check the appropriate box below if the
Form 8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Corteva, Inc.	Common Stock, par value $0.01	CTVA	New York Stock Exchange
EIDP, Inc.	$3.50 Series Preferred Stock	CTAPrA	New York Stock Exchange
EIDP, Inc.	$4.50 Series Preferred Stock	CTAPrB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule 12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period f
or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 30, 2026, the U.S. Court of Appeals for the Fourth Circuit summarily reversed the District Court’s order denying the State of California leave to file its motion for a temporary restraining order and preliminary injuction seeking to delay Corteva, Inc.’s (“Corteva”) previously announced separation (the “Separation”) into two independent, publicly traded companies through the separation of Corteva’s seed operating segment into an independent, publicly traded company, Vylor Inc. (“Vylor”). The Court of Appeals expressed no view on the merits of California’s motion and remanded the matter to the District Court for further consideration. The Court of Appeals also denied California’s request for an injunction pending appeal as moot. On remand, the District Court denied California’s motion to enjoin the Separation. The Distribution (as defined below) is expected to be completed prior to 9:30 a.m., New York City time, on October 1, 2026.

As previously announced, on September 12, 2026, the board of directors of Corteva approved the Separation. In connection with the Separation, the board of directors of Corteva has declared a pro rata dividend of the shares of common stock, par value $0.01 per share, of Vylor on each share of common stock, par value $0.01 per share, of Corteva issued and outstanding as of the close of business on September 24, 2026 (the “Distribution”). The consummation of the Distribution is subject to the satisfaction or waiver of certain conditions, including that no order, injunction or decree issued by any governmental entity of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution or any of the related transactions shall be pending, threatened, issued or in effect, and no other outside event having occurred or failed to occur that prevents the consummation of all or a portion of the Distribution (the “Legal Restraints Condition”). Effective September 30, 2026, the board of directors of Corteva waived the Legal Restraints Condition to the extent such condition is not satisfied prior to or simultaneously with the consummation of the Distribution solely due to the existence of a potential order, injunction or decree entered by a governmental entity of competent jurisdiction preventing the consummation of the Distribution or any of the related transactions.

Cautionary Statement Regarding Forward-Looking Statements

This report contains certain forward-looking statements. Words such as “believe,” “will,” “plan,” “may,” “expect,” “see,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, Corteva’s intent to separate and its related expectations for Corteva and Vylor. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Corteva’s and Vylor’s control. Important factors that may affect Corteva’s or Vylor’s respective businesses and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether the objectives of the separation will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the separation; the timing of any such separation or related action and whether any such separation will be consummated at all; the risk that the announcement of the intended separation could have an adverse effect on the ability of Corteva or Vylor to retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the separation could divert the attention and time of each company’s management; the risk of any unexpected costs or expenses resulting from the separation process or separation itself; and the risk of any litigation relating to the separation, as well as the risks and uncertainties described in Corteva’s and Vylor’s risk factors, as they may be amended from time to time, set forth in their respective filings with the U.S. Securities and Exchange Commission. Corteva and Vylor disclaim and do not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEVA, INC.

Date: September 30, 2026	By:	/s/ Jennifer A. Johnson
Name: Jennifer A. Johnson
Title: Senior Vice President, Chief Legal and Public Affairs Officer, Corporate Secretary

EIDP, INC.

Date: September 30, 2026	By:	/s/ Jennifer A. Johnson
Name: Jennifer A. Johnson
Title: Senior Vice President, Chief Legal and Public Affairs Officer, Corporate Secretary